Exhibit 99.1

Codexis Reports First Quarter 2018 Financial Results
Total revenues increase 76% to $14.0 million on sharply higher R&D revenue

Conference call begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (May 10, 2018) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three months ended March 31, 2018 and provides a business update.

“We began the year with strong first quarter revenues of $14 million, a 76% increase over the prior-year period,” said Codexis President and CEO John Nicols. “That growth was driven by a 230% increase in R&D revenue with major contributions from our marquis customers Nestlé Health Science, Merck, Tate & Lyle and another global pharmaceutical customer.

“We also are off to an excellent start so far this year in delivering against the company’s strategic objectives. In the Performance Enzymes segment, we began efforts to scale-up and commercialize enzymes we engineered for our second food ingredients partnership with Tate & Lyle, plus we commenced a new partnership with Porton Pharma Solutions to deepen our penetration into pharmaceutical manufacturing processes,” said Nicols. “In our Novel Biotherapeutics segment, we advanced the development of our oral enzyme therapeutic candidate CDX-6114 for phenylketonuria, or PKU, and are on track to receive regulatory approval for a Phase 1 clinical trial before the end of the second quarter of 2018.

“Supported by the $37 million net proceeds from the follow-on equity capital raise completed in April, we are well positioned to advance our Novel Biotherapeutics pipeline, and to capitalize on a wealth of additional opportunities with our proprietary CodeEvolver® protein engineering platform technology,” he added.

First Quarter Financial Highlights

Beginning in 2018, Codexis is reporting two business segments. These segments are 1) its Performance Enzymes business, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets, and 2) its Novel Biotherapeutics discovery and development business.

Total revenues for the first quarter of 2018 were $14.0 million, up 76% from $8.0 million for the first quarter of 2017. Product revenue for the first quarter of 2018 was $6.2 million, up 10% from $5.6 million for the prior-year

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period, primarily due to higher demand for enzymes. Research and development (R&D) revenue for the first quarter of 2018 was $7.9 million, up 230% from $2.4 million for the first quarter of 2017, with the increase mainly attributable to collaborations with Nestlé Health Science and Tate & Lyle, as well as recognition of a license fee from Merck. R&D revenue for the first quarter of 2018 included $4.6 million from the Performance Enzymes segment and $3.3 million from the Novel Biotherapeutics segment. The company did not record R&D revenue from the Novel Biotherapeutics segment in the first quarter of 2017.

Gross margin on product revenue for the first quarter of 2018 was 38%, compared with 46% for the first quarter of 2017, with the decrease due to product mix.

R&D expenses were $7.2 million for the first quarter of 2018, compared with $5.8 million for the first quarter of 2017, with the increase due primarily to higher outside services related to CDX-6114 and increased costs associated with higher headcount and lab supplies. R&D expenses for the first quarter of 2018 included $5.1 million from the Performance Enzymes segment and $1.9 million from the Novel Biotherapeutics segment. R&D expenses for the first quarter of 2017 included $4.2 million from the Performance Enzymes segment and $1.5 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the first quarter of 2018 were $7.7 million, compared with $6.6 million for the first quarter of 2017, due primarily to an increase in outside services, accounting fees, employee compensation and recruiting costs and legal fees, partially offset by lower depreciation expense. SG&A expenses for the first quarter of 2018 included $2.1 million from the Performance Enzymes segment, $0.1 million from the Novel Biotherapeutics segment and $5.4 million in corporate costs. The company did not record SG&A expenses from the Novel Biotherapeutics segment in the first quarter of 2017.

Net loss for the first quarter of 2018 was $4.7 million, or $0.10 per share, compared with a net loss for the first quarter of 2017 of $7.5 million, or $0.18 per share. Non-GAAP net loss for the first quarter of 2018 was $2.5 million, or $0.05 per share, compared with a non-GAAP net loss for the first quarter of 2017 of $5.5 million, or $0.13 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Cash and cash equivalents as of March 31, 2018 were $24.3 million, compared with $31.2 million as of December 31, 2017. In April 2018, Codexis completed a public offering for net proceeds of $37.2 million.

2018 Financial Outlook
Codexis is affirming financial guidance for 2018, as follows:

•	Total revenues are expected to be $60 million to $63 million, representing an increase of 20% to 26% over 2017;

•	Product revenue is expected to be $25 million to $28 million; and

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•	Gross margin on product revenue is expected to be 45% to 48%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are: non-GAAP net loss, non-GAAP net loss per share (basic and diluted) and non-GAAP operating expenses, including non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 9585106. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 9585106 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-

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effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2018 total revenues, product revenue and gross margin on product revenue, its expectation to begin a Phase 1 clinical trial on CDX-6114 in mid-2018, its expectations regarding its relationship with Nestlé Health Science and its recent partnership with Porton Pharma Solutions, and its expectations regarding its ability to advance its internal biotherapeutics development and discovery programs and to capitalize on additional opportunities for its CodeEvolver® protein engineering technology. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2018, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Codexis Contacts:

Investors

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LHA Investor Relations
Jody Cain, 310-691-7100 jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Product revenue	$6,163	$5,586
Research and development revenue	7,879	2,385
Total revenues	14,042	7,971
Costs and operating expenses:
Cost of product revenue	3,825	3,002
Research and development	7,178	5,839
Selling, general and administrative	7,746	6,606
Total costs and operating expenses	18,749	15,447
Loss from operations	(4,707)	(7,476)
Interest income	71	18
Other income (expenses)	(60)	22
Loss before income taxes	(4,696)	(7,436)
Provision for (benefit from) income taxes	(2)	24
Net loss	$(4,694)	$(7,460)

Net loss per share, basic and diluted	$(0.10)	$(0.18)
Weighted average common shares used in computing net loss per share, basic and diluted	48,385	41,250

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$24,300	$31,219
Accounts receivable, net	8,974	11,800
Inventories	1,212	1,036
Prepaid expenses and other current assets	1,481	984
Total current assets	35,967	45,039
Restricted cash	1,511	1,557
Marketable securities	697	671
Property and equipment, net	2,620	2,815
Goodwill	3,241	3,241
Other non-current assets	470	302
Total assets	$44,506	$53,625
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,597	$3,545
Accrued compensation	6,134	4,753
Other accrued liabilities	5,304	4,362
Deferred revenue	7,518	12,292
Total current liabilities	21,553	24,952
Deferred revenue, net of current portion	5,529	1,501
Lease incentive obligation, net of current portion	354	460
Financing obligation, net of current portion	243	302
Other long-term liabilities	1,759	1,863
Total liabilities	29,438	29,078

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	339,354	340,079
Accumulated other comprehensive loss	—	(472)
Accumulated deficit	(324,291)	(315,065)
Total stockholders' equity	15,068	24,547
Total liabilities and stockholders' equity	$44,506	$53,625

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended March 31, 2018			Three months ended March 31, 2017
	Performance Enzymes	Novel Biotherape-utics	Total	Performance Enzymes	Novel Biotherape-utics	Total
Revenues:
Product revenue	$6,163	$—	$6,163	$5,586	$—	$5,586
Research and development revenue	4,566	3,313	7,879	2,385	—	2,385
Total revenues	10,729	3,313	14,042	7,971	—	7,971
Costs and operating expenses:
Cost of product revenue	3,825	—	3,825	3,002	—	3,002
Research and development (1)	5,066	1,932	6,998	4,150	1,511	5,661
Selling, general and administrative	2,096	146	2,242	1,812	—	1,812
Total costs and operating expenses	10,987	2,078	13,065	8,964	1,511	10,475
Income (Loss) from operations	$(258)	$1,235	$977	$(993)	$(1,511)	$(2,504)
Corporate costs (2)			(5,435)			(4,606)
Depreciation and amortization			(238)			(326)
Loss before income taxes			$(4,696)			$(7,436)

(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2018	2017

(i) Research and development expense
Research and development expense - GAAP	$7,178	$5,839
Non-GAAP adjustments:
Depreciation expense(a)	(57)	(178)
Stock-based compensation(b)	(435)	(323)
Research and development expense - Non-GAAP	$6,686	$5,338

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,746	$6,606
Non-GAAP adjustments:
Depreciation expense(a)	(181)	(148)
Stock-based compensation(b)	(1,545)	(1,346)
Selling, general and administrative expenses - Non-GAAP	$6,020	$5,112

(iii) Net loss
Net loss - GAAP	$(4,694)	$(7,460)
Non-GAAP adjustments:
Depreciation expense(a)	238	326
Stock-based compensation(b)	1,980	1,669
Net loss - Non-GAAP	$(2,476)	$(5,465)

(iv) Net loss per share
Net loss per share - GAAP, basic and diluted	$(0.10)	$(0.18)
Adjustments to GAAP net loss per share (as detailed above)	0.05	0.05
Net loss per share - Non-GAAP, basic and diluted	$(0.05)	$(0.13)

These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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